                                                                  EXHIBIT 99.14b

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement  on Form N-14 of our report dated  November 17, 2005,  relating to the financial statements and financial highlights, which appear in the September 30,
2005 Annual Report to  Shareholders  of Kopp Emerging Growth Fund and Kopp Total
Quality  Management  Fund (each a series of Kopp  Funds,  Inc.),  which are also incorporated by reference into the Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PRICEWATERHOUSECOOPERS LLP

Milwaukee, Wisconsin
November 3, 2006